Exhibit 10.1.1

Amendment

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (the “Agreement”) by and between nCino, Inc. (“nCino”) and Live Oak Bank (“Subscriber”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

In exchange for the consideration detailed herein, and other good and valuable consideration the receipt of which is acknowledged by both parties, the parties do hereby agree as follows:

1. Subscriber wishes to make changes to the Subscription Services as set forth in Exhibit A below, which are to: (i) reduce the number of Premium Users in Subscriber’s Org ID 00DG0000000h5Do by five (5) (the “Reduced Subscription Services”); and (ii) purchase access and use rights for an additional five (5) Premium Users FSC in Subscriber’s Org ID 00D3k000000uAXY (the “Additional Subscription Services”, together with the Reduced Subscription Services, the “Amended Subscription Services”). Accordingly, commencing on the Amendment Effective Date: (i) Attachment A to the Agreement shall be amended to include the Amended Subscription Services as set forth below in Exhibit A below, and (ii) Subscriber will (a) no longer have access to the Reduced Subscription Services, and (b) have access to the Additional Subscription Services in Subscriber’s Org ID 00D3k000000uAXY as soon as practicable following the Amendment Effective Date.  The initial invoice for the Additional Subscription Services will be issued as of the date the Additional Subscription Services are activated, pro-rated for the initial year of activation, as applicable.  Thereafter, Subscriber will be invoiced the full annual amount of the Fees for the Additional Subscription Services on each annual invoice date for the remainder of the Term of the Agreement.  The term for the Additional Subscription Services will run co-terminously with the Term of the Agreement.  Any Fees in Subscriber’s Org ID 00D3k000000uAXY that are billed to Subscriber based on a percentage of the Total Annual Subscription Fees will be amended to cover the cost of the Additional Subscription Services.

Exhibit A

The Subscription Services are hereby amended as follows:

Module License	Qty	Price	Annual Subscription Fees
nCino Premium Seat	-5 User(s)	$130/User/Month	-$7,800
nCino Premium Seat FSC	+5 User(s)	$145/User/Month	$8,700

2.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Any further modification or amendment to the Agreement must be set forth in writing in a document executed by both parties.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their respective signatures.

nCino	Subscriber
Signature: /s/ Charles Ragland	Signature: /s/ Mark Moroz
Name: Charles Ragland	Name: Mark Moroz
Title: Global Sales Operations	Title: EVP – Head of Product
Date: 3/8/2021	Date: 3/8/2021